U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 20, 2013

OCTAGON 88 RESOURCES, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	000-53560	26-2793743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

Hochwachtstrasse 4 Steinhausen CH.	6312
(Address of principal executive offices)	(Zip Code)
41 79 237 62 18
(Issuer's Telephone Number)

 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Grant of Options to Executive Officers under the 2013 Stock Option and Stock Award Plan

Effective November 21, 2013,  Octagon 88 Resources, Inc.  (the "Company") granted to its directors and officers, and the directors and officers of its wholly owned subsidiary, non-qualified stock options to acquire an aggregate of 1,200,000 shares of the Company's common stock under the Company's 2013 Stock Option and Stock Award Plan (the "2013 Plan"). The options granted are exercisable at $6.00 per share, vest equally over a period of three years and expire six years after the grant date.

Officer Grants:
Name Of Optionee	Total No. of Shares Subject to Options	Exercise Price Per Share	Expiration Date
Guido Hilekes, President and Director	200,000	$6.00	November 21, 2019
Feliciano Tighe, Secretary and Director	500,000	$6.00	November 21, 2019
Peter Beck, Environmental Compliance Officer and Director	150,000	$6.00	November 21, 2019

Wholly-Owned Subsidiary (Octagon Schweiz Officer Grants)
Guido Hilekes, President and Director	100,000	$6.00	November 21, 2019

In addition to the options granted to the Company's directors and executive officers, the Company granted options to acquire an additional 550,000 shares of the Company's common stock under the 2013 Plan to directors and various consultants of the Company and its wholly owned subsidiary. See Item 8 - Other Events, below.

A copy of the form of non-qualified stock option agreement is attached as an exhibit to this Current Report on Form 8-K.

ITEM 8.01          OTHER EVENTS.

Adoption of 2013 Stock Incentive Plan

Effective November 21, 2013, the Board of Directors of the Company adopted the Company’s 2013 Stock Incentive Plan (the "2013 Plan").  The purpose of this 2013 Plan is to maintain the ability of the Company and its subsidiaries (if any) to attract and retain highly qualified and experienced directors, officers, employees and consultants (“Participants”) and to give such Participants a continued proprietary interest in the success of the Company and its subsidiaries.  Pursuant to this Plan, eligible Participants will be provided the opportunity to participate in the enhancement of shareholder value through the grants of options, stock appreciation rights, awards of free trading stock and restricted stock, bonuses and/or fees payable in stock, or any combination thereof.  The term “subsidiary” as used in this Plan shall mean any present or future corporation which is or would be a “subsidiary corporation” of the Company as the term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

The 2013 Plan allows the Company to grant options, stock appreciation rights, awards, bonuses and or fees payable in stock or any combination thereof to its officers, directors, and employees. In addition, the Company may grant options, stock appreciation rights, awards, bonuses and or fees payable in stock or any combination thereof to individuals who act as consultants to the Company, so long as those consultants do not provide services connected to the offer or sale of the Company’s securities in capital raising transactions.

A total of 2,750,000 shares of the Company’s common stock are available for issuance under the Plan.

The Plan provides for the grant of incentive stock options and non-qualified stock options. Incentive stock options granted under the Plan are those intended to qualify as “incentive stock options” as defined under Section 422 of the Internal Revenue Code. However, in order to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code, the Plan must be approved by the stockholders of the Company within 12 months of its adoption. The Plan has not been approved by the Company’s stockholders. Non-qualified stock options granted under the Plan are option grants that do not qualify as incentive stock options under Section 422 of the Internal Revenue Code.

The above description of the 2013 Plan does not purport to be complete, and is qualified in its entirety by reference to the full text of the 2013 Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Grant of Options Pursuant to 2013 Plan

Effective November 21, 2013, the Company granted non-qualified stock options to acquire an aggregate of 1,500,000 shares of the Company's common stock under the Company's 2013 Stock Option and Stock Award Plan (the "2013 Plan") to various officers, directors and consultants of the Company. Each option was granted for a six year term with an exercise price of $6.00 per share. Of the 1,500,000 stock options granted, 950,000 were issued to the Company's directors and executive officers, 250,000 were issued to executive officers and directors of the Company’s wholly owned subsidiary and the remaining 300,000 were issued to various consultants of the Company.

 ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

Exhibit Number	Description of Exhibits

10.1	2013 Stock Option and Stock Award Plan
10.2	Form of Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Octagon 88 Resources, Inc.

Dated: December 20, 2013	By:	/s/ Guido Hilekes
Guido Hilekes, President